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                                                                     EXHIBIT 1.2


                          COMMERCE CASUALTY GROUP, INC.

       2,000,000 UNITS, EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK,
           ONE SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT, AND
             ONE SERIES B REDEEMABLE COMMON STOCK PURCHASE WARRANTS
       (AND 4,000,000 SHARES OF COMMON STOCK ISSUABLE UNDER THE WARRANTS)


                            SELECTED DEALER AGREEMENT

                                                                   Dallas, Texas
                                                                       ___, 1998


Gentlemen:

         1. First London Securities Corporation (the "Representative") and the other Underwriters named in the Prospectus (collectively the "Underwriters"), acting through us as the Representative, are severally offering for sale on a "firm commitment" basis, 2,000,000 Units (the "Units") at $5.1875 per Unit (the "Initial Public Offering Price). Each Unit consists of one share (the "Shares") of Common Stock, $.001 par value per share (the "Common Stock"); one Redeemable Series A Common Stock Purchase Warrant (the "Series A Warrants"); and one Redeemable Series B Common Stock Purchase Warrant (the "Series B Warrants"). The Series A Warrants and the Series B Warrants may sometimes be collectively referred to as the "Warrants." The Units, the Shares and the Warrants offered hereby are referred to collectively as the "Securities." The Shares and Warrants included in the Units may be not be traded separately until ________, 1999 (180 days from the date of this Prospectus) unless earlier separated upon three days notice from the Representative (as hereinafter defined) to the Company. The Warrants may not be exercised until they are separated from the Units.

         Each Series A Warrant entitles the holder to purchase one share of Common Stock at a price of $ 6.00 per share during the five-year period commencing on the date of the Prospectus. The Series A Warrants are redeemable by the Company for $9.00 per Warrant. Each Series B Warrant entitles the holder to purchase one share of Common Stock at a price of $ 7.00 per share during the five-year period commencing on the date of the Prospectus. The Series B Warrants are redeemable by the Company for $10.00 per Warrant. Redemption requires not less than 30 nor more than 60 days written notice provided there is then in effect a current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and sale of the Common Stock upon the exercise of the Warrants. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of First London Securities Corporation. In addition, the Company proposes to grant to the Underwriters (or, at the option of the Representative, to the Representative, individually) the option referred to in
Section 2(b) to purchase all or any part of an aggregate of 300,000 additional Units (the "Option Securities").




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         2. The Securities are to be offered to the public by the several
Underwriters at the price per Unit set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering set forth in the Prospectus.

         3. Some or all of the several Underwriters are severally offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (a) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (b) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to sell Securities hereunder being herein called "Selected Dealers") at the public offering price, less a selling concession (which may be changed) of not in excess of $_______ per Share and/or $________ per Warrant payable as hereinafter provided, out of which concession an amount not exceeding $_________ per Share and/or $__________ per Warrant may be reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. We reserve the right not to pay such selling commission on any of the Securities purchased by any of the Selected Dealers from us and repurchased by us at or below the price stated above prior to termination of this Agreement. The Selected Dealers who are members of the NASD agree to comply with all of the provisions of the NASD Conduct Rules. Foreign Selected Dealers agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer also agrees to comply with the NASD?s Interpretation with Respect to Free-Riding and Withholding, and to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that Rule applies to non-member foreign dealers. Some or all of the Underwriters may be included among the Selected Dealers. Each of the Underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

         4. First London Securities Corporation shall act as Representative on behalf of the Underwriters and shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the public offering of the Securities.

         5. If you desire to act as a Selected Dealer, and purchase any of the Securities, your application should reach us promptly by telefax or telegraph at the offices of First London Securities Corporation, 2600 State Street, Dallas, Texas 75204, facsimile (214) 220-0695. We reserve the right to reject subscriptions in whole or in part, to make allotments, and to close the subscription books at any time without notice. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

         6. The privilege of subscribing for the Securities is extended to you only on behalf of such of the Underwriters, if any, as may lawfully sell the Securities to Selected Dealers in your state or other applicable jurisdiction.


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         7. Payment for the Securities sold to you hereunder is to be made at the Public Offering Price or, if we shall so advise you, at the Public Offering Price less the above mentioned selling concession on such time and date as we may advise, at the office of First London Securities Corporation, 2600 State Street, Dallas, Texas 75204, by wire transfer to the account of First London Securities Corporation, as Representative, or by a certified or official bank check in current New York Clearing House funds, payable to the order of First London Securities Corporation, as Representative, against delivery of certificates for the Securities so purchased. If such payment is not made at such time, you agree to pay us interest on such funds at the prevailing broker?s loan rate.

         8. Any Securities to be purchased by you under the terms of this Agreement may be immediately re-offered to the public in accordance with the terms of offering as set forth herein and in the Prospectus, subject to the securities or Blue Sky laws of the various states or other jurisdictions.

         In the event that Securities purchased by you under the terms of this Agreement are purchased at the Public Offering Price less the selling commission, you agree to pay us on demand for the accounts of the several Underwriters an amount equal to the Selected Dealer concession as to any Securities purchased by you hereunder which, prior to the completion of the public offering as defined in Section 9 below, we may purchase or contract to purchase for the account of any Underwriter and, in addition, we may charge you with any broker?s commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Securities delivered on such repurchases need not be the identical certificates originally purchased.

         You agree to advise us from time to time, upon request, of the number of Securities purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Securities shall be needed to make delivery of the Securities sold or over-allotted for the account of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the price you paid for such Securities or such part thereof as we shall determine, such number of Securities owned by you as shall have been specified in our request.

         No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Securities by the respective Underwriters to you will be paid when such Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

         Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Securities other than as contained in the Prospectus.

        9. The Section 7 and the first three paragraphs of Section 8 will terminate when we shall have determined that the public offering of the Securities has been completed and upon telefax notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the 30th full business day after the date hereof; provided, however, that we shall have



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the right to extend such provisions for a further period or periods, not exceeding an additional 30 days in the aggregate upon telefax notice to you.

         10. For the purpose of stabilizing the market in the Securities, we have been authorized to make purchases and sales of the Securities of the Company, in the open market or otherwise, for long or short account, and, in arranging for sales, to over-allot.

         11. On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the Securities Act and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

         We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Securities Act or the 1934 Act, or the rules and regulations thereunder.

         12. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Securities are qualified for sale under the respective securities or Blue Sky laws of such states and other jurisdictions, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein. We will, if requested, file a Further State Notice in respect of the Securities pursuant to Article 23-A of the General Business Law of the State of New York.

         13. No Selected Dealer is authorized to act as our agent or as agent for the Underwriters, or otherwise to act on our behalf or on behalf of the Underwriters, in offering or selling the Securities to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

         14. Notices to us should be addressed to us at the offices of First London Securities Corporation, 2600 State Street, Dallas, Texas 75204,
Attention: Douglas Nichols. Notices to you shall be deemed to have been duly given if telephoned, telefaxed, telegraphed or mailed to you at the address to which this letter is addressed.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the choice of law or conflicts of law principles thereof.

         16. If you desire to purchase any Securities and act as a Selected Dealer, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.

                                Very truly yours,

                                FIRST LONDON SECURITIES CORPORATION


                                As Representative of the Several Underwriters


                                     By:
                                        --------------------------------------
                                            Authorized Officer


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FIRST LONDON SECURITIES CORPORATION
  As Representative of the Several Underwriters
c/o First London Securities Corporation
2600 State Street
Dallas, Texas 75204

         We hereby subscribe for _____________ Units of Commerce Casualty Group, Inc. in accordance with the terms and conditions stated in the foregoing Selected Dealer Agreement. We hereby acknowledge receipt of the Prospectus referred to in the Selected Dealer Agreement. We further state that in purchasing said Units we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. As a member of the NASD, we hereby agree to comply with all of the provisions of NASD Conduct Rules. If we are a foreign Selected Dealer, we agree to comply with the provisions of Rule 2740 of the Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we agree to comply with the NASD?s interpretation with respect to free-riding and withholding, and agree to comply, as though we were a member of the NASD, with provisions of Rules 2730 and 2750 of such Conduct Rules, and to comply with Rule 2420 thereof, as that Rule applies to non-member foreign dealers.


                                    Firm:
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                                    By:
                                         --------------------------------------
                                                   (Name and Position)

                        Address:
                                      -----------------------------------------

                       Telephone No.:
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Dated:  ___, 1998